Exhibit 32
                                                                      ----------



                                 CERTIFICATION

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Home Financial Bancorp.

Signed this 9th day of September, 2004.


/s/ Kurt D. Rosenberger                     /s/ Gary M. Monnett
-------------------------------------      -------------------------------------
Kurt D. Rosenberger                        Gary M. Monnett
President and Chief Executive Officer      Executive Vice President, Chief
                                             Financial Officer





A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Home Financial Bancorp and will be retained by Home Financial Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.